Exhibit 10.28

EXECUTIVE EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (“Agreement”), is made and entered into effective as of the Effective Date of August 28, 2015, by and between Timberline Resources, Corp., a Delaware corporation with a principal business address of 101 E. Lakeside Avenue, Coeur d’Alene, Idaho 83814 (the “Company”) and Steven A. Osterberg (the “Executive” or “Employee”).

PRELIMINARY STATEMENT. The Company desires to employ the Executive as Vice President of Exploration of the Company.

NOW THEREFORE, in consideration of the premises and of the respective covenants and agreements of the parties herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending legally to be bound, hereby agree as follows:

1.

Defined Terms. Unless otherwise defined herein, capitalized terms used in this Agreement shall have the following meanings:

1.1

“ Board ” means the Board of Directors of the Company.

1.2

 “ Cause” means any or all of the following:

a)

any material breach by the Executive of his obligations under this Agreement, if the Company provided the Executive with written notice of such Cause and the Executive failed to remedy the situation to the reasonable satisfaction of the Company within thirty (30) days of the date of such notice;

b)

Executive’s conviction of, or plea of guilty to, any felony charge, or of any crime involving moral turpitude, fraud or misrepresentation;

c)

intentional fraud, misrepresentation, or embezzlement by the Executive in the course of his employment; and/or

d)

any material neglect, inability, refusal or failure of the Executive to perform his duties as an employee of the Company, if the Company provided the Executive with written notice of such Cause and the Executive failed to remedy the situation to the reasonable satisfaction of the Company within thirty (30) days of the date of such notice

1.3

“Change in Control” shall mean the occurrence after the Effective Date hereof of any of:

a)

an acquisition after the Effective Date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) in excess of 40% of the voting securities of the Company;

b)

the Company merges into or consolidates with any other legal entity or Person, or any legal entity or Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction;

c)

the Company sells or transfers all or substantially all of its assets to another legal entity or Person and the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction;

d)

In any 12-month period, the individuals who, as of the beginning of the 12-month period, constitute the Board cease for any reason to constitute at least a majority of the Board; or

e)

the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

1.4

“ Good Reason ” means any or all of the following :

a)

the assignment to the Executive of any duties inconsistent in any material respect with Executive’s position (including status, offices, titles and reporting requirements, authority, duties or responsibilities), or any other action that results in a material diminution in such position, authority, duties, or responsiblilities, excluding for this purpose an isolated or inadvertent action not taken in bad faith;

b)

a reduction, without the Executive’s written consent, by the Company in the Executive’s base salary as increased from time to time after the Effective Date hereof;

c)

a requirement, without the Executive’s written consent, that the Executive be based at any office or location more than 30 miles from the Executive’s principal office as of the Effective Date;

d)

any failure by the Company to obtain the assumption of the obligations contained in this Agreement by any successor as contemplated in Section 20 of this Agreement;

e)

a material breach by the Company of its obligations under this Agreement, if the Executive provided the Company with written notice of such Good Reason and the Company failed to remedy the situation within thirty (30) days of the date of such notice; and/or

f)

It is the intent of the Company that a termination of employment for Good Reason will meet the definition of “involuntary separation” set forth in Treasury Regulation Section 1.409A-1(n), and this Agreement will be interpreted accordingly.

1.5

 “Permanent Disability” means, with respect to the Executive, that the Executive has become physically or mentally incapacitated or disabled so that, in the reasonable judgment of the Board, he is unable to perform the essential functions of his position under this Agreement, with or without reasonable accommodation, and such condition has continued for at least six consecutive calendar months or for 180 working days in any 12 month period.

1.6

“Change of Control Multiplier” means a number that is equal to one (1) plus one twelfth (1/12) of the number of full years (up to a maximum of twelve (12) years) that Employee was employed by the Company.

2.

Employment of Executive. Effective as of the Effective Date, the Company hereby engages the Executive as a full-time executive employee for the period specified in Section 3 hereof, and the Executive accepts such employment, on the terms and subject to the conditions set forth in this Agreement. The Executive’s primary place of employment will be in Coeur d’Alene, Idaho (the “Area”). The Executive may be required to travel in the performance of his duties hereunder, but he shall not be required to relocate.

3.

Term.  Except as otherwise provided in Section 7 hereof, the term of employment hereunder shall be for an indefinite period beginning on the Effective Date (the “ E mployment Period”). Specifically, if other than following a Change in Control of the Company, the Company terminates Executive’s employment without Cause, or the Executive terminates employment for Good Reason, the Executive will be entitled to severance in the amount of the total of one (1) years’ salary based upon Executive’s base annual salary immediately preceding his termination, the Executive’s previous year’s non-equity performance bonus, plus fringe benefits as defined in Section 6.2 for termination for reasons other than Cause, as defined in this Agreement.

4.

Duties of Executive. The Executive’s principal duties on behalf of the Company are and shall be to fulfill the obligations and duties of Vice President of Exploration, which are all of the duties customarily involved in such positions.  The Executive shall be responsible for reporting to the President and Chief Executive Officer.

5.

Extent of Services. The Executive acknowledges that he is serving as an executive officer of the Company, and as such covenants and agrees that his principal employment during the Employment Period shall be with the Company, and that he will not engage in any other business activity, for his own account or for or on behalf of any other person, firm or corporation, which would hinder his ability to perform his obligations as Vice President of Exploration of the Company.

6.

Compensation and General Benefits. The Executive shall be compensated for his services under this Agreement as follows:

6.1

Salary. During the Employment Period, the Company shall pay the Executive a salary of not less than $150,000 annually, less required and authorized deductions and withholdings ..  Such salary shall be paid in equal semi-monthly payments in the same manner and on the same schedule as other Company employees.

6.2

Fringe Benefits. During the Employment Period, the Company shall pay for (or reimburse Employee for the cost of) health, dental, and vision insurance for Employee and Employee's eligible family members (the “Fringe Benefits”). In addition, the Company shall pay for health, dental, and vision insurance for Employee and Employee's eligible family members following the termination of Employee's employment by the Company (irrespective of whether Employee is then living), unless such termination is for Cause, as defined in this Agreement, subject, however, to the following limitations and conditions: (a) the Company shall not be obligated to pay more than $20,000 per year for such insurance; and (b) the Company's obligation to pay for such insurance shall commence as of the expiration of Employee's employment and shall continue for a period of time equal to one (1) year plus one (1) additional month for each full year that Employee was employed by the Company, up to a maximum of twelve (12) additional months, or until such time as insurance benefits are provided to the Executive by another employer.

6.3

Employee Compensation Plans. The Executive  will be eligible for participation in such profit-sharing, bonus, stock purchase, incentive and performance award programs which are available to other employees of the Company with comparable authority or duties.

6.4

Performance Bonuses and Incentive Compensation. Employee may receive performance bonuses and other incentive compensation based upon the recommendations and approval, and subject to the sole discretion, of the Board.

6.5

Business Expenses. During the Employment Period, the Company shall pay or reimburse the Executive for all reasonable business expenses, including but not limited to travel and entertainment expenses, in accordance with the policies of the Company applicable to executive officers. The Executive shall maintain and provide the Company with records of such expenses in accordance with the rules and regulations promulgated by the Company. Upon termination, amounts owing to Executive for expense reimbursement will be paid immediately by Company in accordance with the severance provisions in Section 10.

6.6

Vacation. During each twelve (12) month period during which the Executive is employed by the Company pursuant to this Agreement, the Executive shall be entitled to six (6) weeks of paid vacation.  Should Employee have any earned but unused vacation time at the expiration of such twelve (12) month period in which it was earned, he shall be entitled to carry a maximum of six (6) weeks (or such lesser amount as was earned and is unused) into the next calendar year. Upon termination, the value of earned but unused vacation will be paid immediately by Company in accordance with the severance provisions in Section 10.

6.7

Taxes. The Company may reduce any payment made to the Executive under this Agreement by any required federal, state or local government withholdings, deductions for taxes or similar charges with respect to any actual or constructive payment or compensation to the Executive under this Agreement.

6.9

No Other Payments. The compensation payable to the Executive pursuant to this Agreement will be in consideration for all services rendered by the Executive under this Agreement, and the Executive will receive no other compensation for any service provided to the Company, unless the Company in its sole discretion otherwise determines.

7.

Termination of Employment. The employment of the Executive under this Agreement will terminate on the earliest of:

7.1

Termination by the Company Without Cause. The 90th calendar day after the Company gives the Executive written notice of termination without Cause.

7.2

Termination by the Company With Cause. If an event or circumstance within the definition of Cause occurs, immediately after the Company gives the Executive written notice of termination for Cause.

7.3

Termination by the Executive For Good Reason. If an event or circumstance within the definition of Good Reason occurs, immediately after the Executive gives the Company written notice of termination for Good Reason.

7.4

Termination by the Executive Without Good Reason. The 30th calendar day after the Executive gives the Company written notice of termination of his employment without Good Reason.

7.5

Retirement ..  Executive may retire at any time by giving the Company not less than sixty days written notice of his intent to retire, specifying the date of retirement. The Company shall not be obligated to pay Executive a monthly retirement benefit following his retirement, but shall endeavor in good faith from and after the Effective Date of this Employment Agreement to devise and implement a retirement plan for Employee and other employees of the Company. Executive acknowledges and understands that the Company is under no obligation to devise or implement such a plan. Executive further acknowledges and understands that, if the Company does devise and implement a retirement plan, it may make only partial contributions to the plan and may condition such contributions on the Company's earnings or other benchmarks of financial performance.

7.6

Permanent Disability. The Permanent Disability of the Executive.

7.7

Death. The death of the Executive.

8.

Notice of Termination. Any notice of termination of the Executive’s employment under this Agreement shall be communicated in writing and delivered to the other party as provided in Section 13 and shall specify the termination provision relied upon by the party giving such notice. The Executive shall have a reasonable opportunity to be heard by the Board prior to any termination for a “Cause” described in (a), (c) or (d) of the definition of “Cause”.

9.

Termination of Corporate Office.  In the event that the employment of Executive is terminated for any reason and Executive, at the time of such termination, holds office as an officer of the Company, such office shall terminate and Executive shall be deemed to have resigned the same automatically and without notice as of the effective date of the termination of employment.

10.

Severance Conditions Upon Termination of Employment Relationship. The employment shall be subject to the following conditions:

10.1

Termination by the Company Without Cause or by the Executive for Good Reason following a Change in Control of the Company. If following a Change in Control of the Company, the Company terminates Executive’s employment without Cause, or the Executive terminates employment for Good Reason, the company shall: (a) pay Executive (or Executive’s spouse or estate, should Executive die), a severance benefit equal to the product of Executive’s base annual salary immediately preceding his termination, inclusive of any non-equity performance bonus earned in the twelve (12) months preceding his termination, multiplied by the Change of Control Multiplier; (b) pay for (or reimburse Executive for the cost of) such Fringe Benefits as the Company is then obligated to pay Executive pursuant to Section 6.2 of this Agreement; and (c) pay Executive the value of Executive’s earned but unused vacation days, and unreimbursed business expenses up to the date of termination of employment.

10.2

Termination by the Company Without Cause or by the Executive for Good Reason not following a Change in Control of the Company. If other than following a Change in Control of the Company (which is covered by Section 10.1 above), the Company terminates Executive’s employment without Cause, or the Executive terminates employment for Good Reason, the company shall: (a) pay Executive (or Executive’s spouse or estate, should Executive die), a severance benefit equal to one (1) years’ salary, based upon Executive’s base annual salary immediately preceding his termination, plus any non-equity performance bonus earned in the twelve (12) months preceding his termination; (b) pay for (or reimburse Executive for the cost of) such Fringe Benefits as the Company is then obligated to pay Executive pursuant to Section 6.2 of this Agreement; and (c) pay Executive the value of Executive’s earned but unused vacation days, and unreimbursed business expenses up to the date of termination of employment.

10.3

Termination by the Company With Cause or by the Executive Without Good Reason . If the Company terminates the Executive’s employment for Cause or the Executive terminates his employment without Good Reason, then (a) the Company shall pay to the Executive, on the date of termination of employment, the Executive’s salary and earned bonus or other compensation, the value of the Executive’s earned but unused vacation days, and unreimbursed business expenses up to the date of termination of employment, and (b) the Executive shall not receive any severance pay.

10.4

Termination for Permanent Disability or Death. If the Executive’s employment is terminated due to his Death or Permanent Disability, the Company shall pay the Executive, or the Executive’s estate, as the case may be, benefits equal to all of the benefits that are provided in Section 10.1 of this Agreement.

11.

Conditions to Receipt of Severance.

11.1

Separation Agreement and Release of Claims.  The receipt of any severance pursuant to Section 10 will be subject to Executive signing, not revoking and complying with a separation agreement and release of claims in a form reasonably satisfactory to the Executive and the Company.  No severance pursuant to such section will be paid or provided until the separation agreement and release agreement becomes effective.

11.2

Section 409A.  If the Company reasonably determines that the imposition of additional tax under Section 409A of the Internal Revenue Code of 1986, as amended, will apply to the payment of any cash severance payments otherwise due to Executive pursuant to Section 6, then notwithstanding anything to the contrary in this Agreement, any cash severance payments otherwise due to Executive pursuant to Section 6 or otherwise on or within the six-month period following Executive’s termination will accrue during such six-month period and will become payable in a lump sum payment on the date six (6) months and one (1) day following the date of Executive’s termination.  In addition, this Agreement will be deemed amended to the extent necessary to avoid imposition of any additional tax or income recognition prior to actual payment to Executive under Code Section 409A and any temporary, proposed or final Treasury Regulations and guidance promulgated thereunder and the parties agree to cooperate with each other and to take reasonably necessary steps in this regard.

12.

Confidentiality and Non-Competition Provisions ..

12.1

Confidentiality .. The Executive acknowledges that he will be making use of, acquiring, and/or adding to Confidential Information of the Company of a special and unique nature and value. The Executive covenants and agrees that he shall keep and maintain such Confidential Information strictly confidential and shall not, anywhere in the world, at any time, directly or indirectly, for himself, or on behalf of any person, firm, partnership or corporation, or otherwise, except as otherwise directed by the Company, or necessary to perform his obligations under this Agreement, divulge or disclose for any purpose whatsoever, any Confidential Information that has been obtained by, or disclosed to, him as a result of his relationship with the Company. This Agreement specifically prohibits the Executive from disclosing to any person, firm, partnership or corporation or otherwise, trade secrets or other Confidential Information relating to the business of the Company. “ Confidential Information ” as used herein shall mean any and all information regarding or relating to the business affairs of the Company, including without limitation any and all financial, technical, trade secret, and any other proprietary or confidential information (written or oral); provided however, “Confidential Information” shall not include information which (i) was or becomes generally available to the public other than as a result of a disclosure by the Executive in violation of this Agreement; (ii) was or is developed by the Executive independently of and without reference to any Confidential Information; or (iii) was, is or becomes available to the Executive on a non-confidential basis from a third party who is not prohibited from transmitting such information by a contractual, legal or fiduciary duty.

12.2

Disclosure of Confidential Information .. In the event that the Executive is requested or becomes legally compelled (by oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demand or similar process) to make any disclosure which is prohibited or otherwise constrained by Section 12 , the Executive agrees that he will provide the Company with prompt notice of such request so that the Company may seek an appropriate protective order or other appropriate remedy and/or waive the Executive’s compliance with the provisions of Section 12 .. In the event that such protective order or other remedy is not obtained, or the Company grants a waiver hereunder, the Executive may furnish that portion (and only that portion) of the information which the Executive is legally compelled to disclose or else stand liable for contempt or suffer other censure or penalty; provided, however, that the Executive shall use his reasonable efforts to obtain reliable assurance that confidential treatment will be accorded any information so disclosed. The Company may obtain temporary, preliminary or permanent restraining orders, decrees or injunctions as may be necessary to protect the Company against, or on account of, any actual or threatened violation of this Section 12 ..

12.3

Solicitation of Employees .. As a material inducement to the Company to enter into this Agreement, the Executive agrees that for a period of one year beyond the date of Executive’s termination from employment for whatever reason, the Executive shall not, directly or indirectly, for himself or on behalf of any person, firm, partnership or corporation, or otherwise, solicit for employment or as a consultant or independent contractor, enter into an independent contract or relationship, or employ any person employed by the Company at any time during the term of such restriction, or otherwise interfere with the employment relationship between the Company and any such employee

12.4

Interference With Business. As a material inducement to the Company to enter into this Agreement, the Executive agrees that for a period of one year beyond the date of Executive’s termination from employment for whatever reason, the Executive sh all not, directly or indirectly, for himself or on behalf of any person, firm, partnership or corporation, or otherwise, (a) induce or attempt to induce any customer, supplier, licensee or business relation to cease doing business with the Company, or in any way interfere with the relationship between any customer, supplier, licensee or business entity and the Company; or (b) disparage the Company.

12.5

Fair and Reasonable .. The Executive has carefully read and considered the provisions of this Section 12 , and having done so, agrees that the restrictions set forth in this Section 12 are fair and reasonable and are reasonably required for the protection of the interests of the Company.

12.6

Remedies .. The Executive agrees that his violation of any term, provision, covenant or condition of this Section 12 may result in irreparable injury and damage to the Company which will not be adequately compensable in money damages, and that the Company will have no adequate remedy at law therefor. In addition to any other rights or remedies that the Company may have at law or in equity, under this Agreement, or otherwise, the Executive agrees that the Company may obtain temporary, preliminary or permanent restraining orders, decrees or injunctions as may be necessary to protect the Company against, or on account of, such violation, without the necessity that the Company post a bond for such relief. Nothing in this Section shall be construed to limit the Company’s rights or remedies for or defenses to any action, suit or controversy arising out of this Agreement.

13.

Severability. If any part of this Agreement is held by a court of competent jurisdiction to be invalid, unenforceable or in whole or in part, by reason of any rule of law or public policy, such part shall be deemed to be severed from the remainder of this Agreement for the purpose only of the particular legal proceedings in question and all other covenants and provisions of this Agreement shall in every other respect continue in full force and effect.

14.

Warranty. The Executive represents and warrants that he is not subject to any agreement, instrument, order, judgment or decree of any kind, or any other restrictive agreement of any character, which would prevent him from legally entering into this Agreement, or which would be breached by the Executive upon execution of this Agreement.

15.

Notices. All notices hereunder shall be in writing and shall be deemed given if hand-delivered or deposited with a nationally recognized overnight delivery service such as FedEx for next Business Day delivery, or in the mail, postage prepaid, registered or certified with a return receipt requested, and addressed as follows:

If to Executive:

Steven A. Osterberg

c/o Timberline Resources

101 E. Lakeside Avenue

Coeur d’Alene, ID  83814

If to Company:

Timberline Resources

101 E. Lakeside Avenue

Coeur d’Alene, ID  83814

or to such other addresses as the parties hereto may designate by written notice pursuant to this paragraph.

16.

Effective Waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach thereof.

17.

Amendment. This Agreement may be amended or modified only by an agreement in writing signed by the Company and the Executive.

18.

Entire Agreement. This Agreement is complete, and all promises, representations, understandings, warranties, and agreements with reference to the subject matter herein have been fully and finally expressed herein; and this Agreement supersedes any and all prior agreements with respect to the subject matter hereof.

19.

Captions. The titles to the paragraphs herein are not considered part of this Agreement.

20.

Successors and Assigns. Any successor of the Company or of its assets, business and goodwill, by purchase, merger or reorganization, shall succeed to all of the rights and be responsible for the performance of all the obligations of the Company under the terms of this Agreement, in the same manner and to the same extent as though such successor were the Company. The rights and responsibilities of the Executive hereunder are personal and shall not be transferable by assignment or otherwise.

21.

Attorneys’ Fees And Costs.  In the event that it shall become necessary for either of the parties to obtain the services of an attorney in order to enforce the provisions hereof, then, in that event, the defaulting party shall pay the prevailing party all reasonable attorneys’ fees and all costs incurred in connection therewith, including the costs of any appeal.

22.

Governing Law. This Agreement shall be construed according to and governed by the laws of the State of Idaho.

23.

Consent To Jurisdiction, Service of Process, And Venue.  Executive agrees that any dispute or claim between Executive and the Company shall be adjudicated exclusively in the in a court in Kootenai County, Idaho, and agrees not to commence or pursue an action in any other state or federal court.  Employee also expressly consents to the exclusive jurisdiction of such court and to service of process in any manner provided under Idaho law with respect to any such legal action or proceeding involving Executive and the Company.  Claims or disputes covered by this agreement include, without limitation, any relating to, arising out of, or resulting from Executive’s relationship with the Company, the termination of that relationship with the Company, and specifically includes any claim under any statute (including, without limitation, any claim arising under or based upon the Age Discrimination Employment Act, Title VII of the

Civil Rights Act, the Americans With Disabilities Act, the Rehabilitation Act of 1973, or any other federal or state anti-discrimination law, the Fair Labor Standards Act or any other federal or state wage law, the Equal Pay Act, the Employee Retirement Income Security Act, et cetera) and any claim under contract, quasi-contract, estoppel, or tort.

24.

Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto or their duly authorized representatives have caused this Agreement to be executed as of the date first above written.

Timberline Resources Corporation (Company)

/s/ Leigh Freeman

By: _______________________________

Leigh Freeman

Name: ____________________________

Director, Chairman Comp Committee

Title: _____________________________

Steven A. Osterberg (Executive)

/s/ Steven A. Osterberg

_______________________________